EXHIBIT 99.1

NewsRelease

TC PipeLines, LP Reports Increase in Second Quarter 2011 Results

OMAHA, Nebraska – July 27, 2011 –TC PipeLines, LP (NASDAQ: TCLP) (the Partnership) today reported a $1.5 million increase in second quarter 2011 Partnership cash flows to $47.7 million compared to $46.2 million for the same period in 2010. Net income for second quarter 2011 was $36.1 million or $0.69 per common unit, an increase of $8.4 million or $0.10 per common unit, compared to $27.7 million or $0.59 per common unit for the same period in 2010.

“We are well positioned for the future following our acquisition of a 25 percent interest in the Bison and Gas Transmission Northwest pipelines and our strong second quarter operating results,” said Steve Becker, President, TC Pipelines GP, Inc. “Our solid performance was reflected in successful financing activities including an equity issue, a 10-year public debt issue, a refinancing of our credit line and our investment grade credit rating. With our strong balance sheet and our expanded portfolio of assets, the Partnership is well positioned to deliver results in the future.”

Second Quarter Highlights (All financial figures are unaudited)
•
Raised second quarter 2011 cash distribution to $0.77 per common unit, an increase of 3 percent over first quarter 2011. This marks the 12th consecutive year of increasing distributions for the Partnership.

•	Partnership cash flows of $47.7 million
•	Paid cash distributions of $35.4 million
•	Net income of $36.1 million or $0.69 per common unit
•	Acquired 25 percent interest in each of Gas Transmission Northwest LLC (GTN) and Bison Pipeline LLC (Bison)
•	Issued 7.3 million common units in a public offering
•	Obtained investment grade credit ratings from Standard & Poor’s and Moody’s (BBB/Baa2)
•	Issued $350 million in first public debt offering
•	Renewed and increased size of senior revolving credit facility to $500 million

(unaudited)	Three months ended June 30,		Six months ended June 30,
(millions of dollars except per common unit amounts)	2011	2010	2011	2010
Partnership cash flows(a)	47.7	46.2	96.0	83.0
Cash distributions paid	(35.4)	(34.4)	(70.8)	(68.9)
Cash distributions declared per common unit(b)	$0.77	$0.73	$1.52	$1.46
Net income(c)	36.1	27.7	78.4	61.4
Net income per common unit(d)	$0.69	$0.59	$1.58	$1.30
Weighted average common units outstanding (millions)	50.9	46.2	48.6	46.2
Common units outstanding at end of period (millions)	53.5	46.2	53.5	46.2

(a) Partnership cash flows is a non-GAAP financial measure. Refer to the section entitled “Partnership Cash Flows” for further detail.

(b) The Partnership’s 2011 second quarter cash distribution will be paid on August 12, 2011 to unitholders of record as of the close of business on July 31, 2011.

(c) Includes equity earnings from GTN and Bison from May 3, 2011, date of acquisition, to June 30, 2011.

(d) Net income per common unit is computed by dividing net income, after deduction of the general partner’s allocation, by the weighted average number of common units outstanding. The general partner’s allocation is computed based upon the general partner’s effective two percent interest plus an amount equal to incentive distributions.

Recent Developments

Second Quarter Cash Distribution
On July 19, 2011, the Partnership announced that the board of directors of TC PipeLines GP, Inc., the Partnership’s general partner, declared the Partnership’s second quarter 2011 cash distribution of $0.77 per common unit. This cash distribution is an increase of $0.02 per common unit from the first quarter 2011 distribution and an increase of $0.08 per common unit on an annualized basis. The distribution is payable on August 12, 2011 to unitholders of record as of the close of business on July 31, 2011.

GTN and Bison Acquisition and Equity Issue
On May 3, 2011, the Partnership acquired a 25 percent interest in each of GTN and Bison from subsidiaries of TransCanada Corporation for a total transaction value of $605.0 million, subject to certain closing adjustments. In connection with the acquisitions, the Partnership issued 7.3 million common units to the public at a price of $47.58 per common unit for net proceeds of $337.6 million, including the contribution from the Partnership’s general partner to maintain its effective two percent general partner interest.

Debt Offering and Refinancing
On June 17, 2011, the Partnership closed a $350 million public offering of 10-year, senior unsecured notes with an interest rate of 4.65 percent, which mature June 2021.

On July 13, 2011, the Partnership closed an amendment to its senior credit facility increasing the revolving credit facility to $500.0 million with a LIBOR-based interest rate plus a margin, and extending the maturity date of the senior revolving credit facility to July 2016. The Partnership’s $300.0 million senior term loan continues to mature in December 2011.

Partnership Cash Flows

The Partnership uses the non-GAAP financial measures “Partnership cash flows” and “Partnership cash flows before general partner distributions” as they provide measures of cash generated during the period to evaluate our cash distribution capability. As well, management uses these measures as a basis for recommendations to our general partner’s board of directors regarding the distribution to be declared each quarter. Partnership cash flow information is presented to enhance investors’ understanding of the way that management analyzes the Partnership’s financial performance.

Partnership cash flows include cash distributions from the Partnership’s equity investments, Great Lakes, Northern Border, GTN and Bison, plus operating cash flows from the Partnership’s wholly-owned subsidiaries, North Baja and Tuscarora, net of Partnership costs and distributions declared to the general partner. As the Partnership’s interests in GTN and Bison were acquired in May 2011, no distributions were received from these investments in the second quarter of 2011.

Partnership cash flows and Partnership cash flows before general partner distributions are provided as a supplement to GAAP financial results and are not meant to be considered in isolation or as substitutes for financial results prepared in accordance with GAAP.

Second Quarter 2011
Partnership cash flows increased $1.5 million to $47.7 million in the second quarter of 2011 compared to $46.2 million in the same period of 2010. This increase was primarily due to increases in cash distributions from Northern Border of $5.0 million and Great Lakes of $3.4 million, partially offset by higher costs at the Partnership level of $5.0 million relating to the acquisitions of 25 percent interests in GTN and Bison and higher financial charges.

The Partnership paid distributions of $35.4 million in the second quarter of 2011, an increase of $1.0 million compared to the same period in 2010 due to an increase in the quarterly distribution of $0.02 per common unit beginning in the third quarter of 2010.

Net Income

To supplement our financial statements, we have presented a comparison of the earnings contribution components from each of our investments. We have presented net income in this format to enhance investors’ understanding of the way management analyzes our financial performance. We believe this summary provides a more meaningful comparison of our net income to prior year periods, as we account for our partially-owned pipeline systems using the equity method. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(unaudited)	Three months ended June 30,		Six months ended June 30,
(millions of dollars)	2011	2010	2011	2010
Equity earnings:
Great Lakes	17.0	13.1	35.0	29.4
Northern Border	16.2	12.2	36.8	26.8
GTN(a)	2.4	-	2.4	-
Bison(a)	1.9	-	1.9	-
Net income from Other Pipes(b)	10.0	9.0	20.5	18.3
Partnership expenses	(11.4)	(6.6)	(18.2)	(13.1)
Net income	36.1	27.7	78.4	61.4

(a) Represents equity earnings from May 3, 2011, date of acquisition, to June 30, 2011.

(b) “Other Pipes” includes the results of North Baja and Tuscarora.

Second Quarter 2011
Net income increased $8.4 million to $36.1 million in the second quarter of 2011 compared to $27.7 million in the same period in 2010. This increase was primarily due to higher equity income from Great Lakes and Northern Border, and earnings from the 25 percent interests in GTN and Bison, which were acquired in May 2011. These increases were partially offset by higher Partnership costs.

Equity income from Great Lakes was $17.0 million in the second quarter of 2011, an increase of $3.9 million compared to $13.1 million for the second quarter of 2010. This increase was primarily due to the cumulative impact of a Michigan tax law change eliminating Michigan business tax at the partnership level as well as the positive impact to earnings from depreciation rate reductions arising from the Section 5 rate case settlement in May 2010.

Equity income from Northern Border was $16.2 million in the second quarter of 2011, an increase of $4.0 million compared to $12.2 million for the same period in 2010. This increase was primarily due to increased demand for transportation services in the second quarter of 2011.

Costs at the Partnership level were $11.4 million in the second quarter of 2011, an increase of $4.8 million compared to $6.6 million for the second quarter of 2010. This increase was primarily due to costs incurred relating to the GTN and Bison acquisitions along with higher financial charges in 2011 resulting from higher average debt outstanding.

Liquidity and Capital Resources

At June 30, 2011, there was $14.0 million outstanding on the $250.0 million revolver portion of the Partnership’s senior credit facility and $300.0 million outstanding under the term loan portion of the senior credit facility. The average interest rate on the senior credit facility was 3.50 percent for the three months ended June 30, 2011, including the impact of interest rate hedging activity.

On June 17, 2011, the Partnership closed a $350.0 million public offering of 10-year, senior unsecured notes with an interest rate of 4.65 percent. Proceeds were used to repay funds borrowed under the Partnership’s bridge loan facility and to partially repay borrowings under our existing Senior Credit Facility. The senior notes mature June 15, 2021.

On July 13, 2011, the Partnership closed an amendment to its senior credit facility increasing the revolving credit facility to $500.0 million with a LIBOR-based interest rate plus a margin, and extending the maturity date of the senior revolving credit facility to July 2016. The Partnership’s $300.0 million senior term loan continues to mature in December 2011.

The Partnership was in compliance with the covenants of the credit agreement at June 30, 2011.

Conference Call

Analysts, members of the media and other interested parties are invited to participate in a teleconference by calling 866.225.0198 on Wednesday, July 27, 2011 at 11:00 a.m. central daylight time (CDT)/12 p.m. eastern daylight time (EDT). Steve Becker, president of the general partner, will discuss the second quarter 2011 financial results and Partnership developments, followed by a question and answer session for the investment community and media. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast of the conference call will also be available through the Partnership’s website at www.tcpipelineslp.com. Slides for the presentation will be posted on the Partnership’s website under “Event and Presentations” prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CDT) and midnight (EDT) on August 3, 2011, by calling 800.408.3053, then entering pass code 8686876.

TC PipeLines, LP has interests in 5,560 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada. This includes significant interests in Great Lakes Gas Transmission Limited Partnership and Northern Border Pipeline Company as well as 25 percent ownership interest in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC. TC PipeLines, LP also has 100 percent ownership of North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Global Select Market and trade under the symbol “TCLP.” For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Cautionary Statement Regarding Forward-Looking Information
This news release may include “forward-looking statements” regarding future events and the future financial performance of TC PipeLines, LP. All statements other than statements of historical fact included herein may constitute forward-looking statements. Words such as “anticipate,“ “believe,” “continue,” “estimate,” “expect,” “intend,” “forecast,” “project,” “may,” “plan,” “strategy,” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events and are not guarantees of performance. Actual results may differ materially from those expressed or implied in these forward-looking statements and are subject to a number of risks and uncertainties. Important factors that could cause actual results to materially differ from the Partnership's current expectations include the demand for Great Lakes, Northern Border and GTN transportation in the future; the risk of a prolonged slowdown in growth or further decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy; regulatory decisions, particularly those of the FERC; the ability of Great Lakes, Northern Border and GTN to recontract their available capacity on competitive terms or at all; the Partnership’s ability to identify and/or consummate accretive growth opportunities from TransCanada Corporation or others; the ability to access capital and credit markets with competitive rates and terms; operational decisions of the operator of our pipeline systems; the failure of a shipper on any one of the Partnership’s pipelines to perform its contractual obligations; available supply of natural gas in the Western Canada Sedimentary Basin and in competing basins, such as the Rocky Mountains, as well as increasing development of shale natural gas production; future demand for natural gas; overcapacity in the industry; success of other pipelines competing with Northern Border, Great Lakes and GTN by bringing competing U.S.-sourced gas to Northern Border’s, Great Lakes’ and GTN’s markets; and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Report on Form 10-Q. These filings are available to the public over the Internet at the SEC’s website (www.sec.gov) and via the Partnership’s website (www.tcpipelineslp.com). The Partnership disclaims any intention or obligation to update publicly or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, occurring after the date hereof.

Media Inquiries:	Terry Cunha/Shawn Howard	403.920.7859 800.608.7859
Unitholder and Analyst Inquiries:	Lee Evans	877.290.2772 investor_relations@tcpipelineslp.com

TC PipeLines, LP
Financial Summary

Consolidated Statement of Income

(unaudited)	Three months ended June 30,		Six months ended June 30,
(millions of dollars except per common unit amounts)	2011	2010	2011	2010

Equity earnings from unconsolidated affiliates(a)	37.5	25.3	76.1	56.2
Transmission revenues	17.6	17.0	34.9	34.4
Operating expenses	(3.4)	(3.3)	(6.5)	(6.7)
General and administrative	(4.8)	(1.1)	(6.6)	(2.4)
Depreciation	(4.0)	(3.7)	(7.7)	(7.4)
Financial charges and other	(6.8)	(6.5)	(11.8)	(12.7)
Net income	36.1	27.7	78.4	61.4

Net income allocation
Common units	35.4	27.2	76.8	60.2
General partner	0.7	0.5	1.6	1.2
	36.1	27.7	78.4	61.4

Net income per common unit	$0.69	$0.59	$1.58	$1.30

Weighted average common units outstanding (millions)	50.9	46.2	48.6	46.2

Common units outstanding, end of the period (millions)	53.5	46.2	53.5	46.2

(a) Includes equity earnings from GTN and Bison from May 3, 2011, date of acquisition, to June 30, 2011.

Consolidated Condensed Balance Sheet

(unaudited)
(millions of dollars)	June 30, 2011	December 31, 2010
ASSETS
Current assets	10.3	12.3
Investments in unconsolidated affiliates	1,591.8	1,194.8
Other assets	438.1	443.4
	2,040.2	1,650.5

LIABILITIES AND PARTNERS' EQUITY
Current liabilities	6.7	9.0
Fair value of derivative contracts, including current portion and other	8.2	15.1
Long-term debt, including current portion	693.9	513.9
Partners' equity	1,331.4	1,112.5
	2,040.2	1,650.5

Non-GAAP Measures
Reconciliations of Net Income to Partnership Cash Flows

	Three months ended		Six months ended
(unaudited)	June 30,		June 30,
(millions of dollars except per common unit amounts)	2011	2010	2011	2010
Net income(a)	36.1	27.7	78.4	61.4
Add:
Cash distributions from Great Lakes(b)	21.4	18.0	38.3	33.7
Cash distributions from Northern Border(b)	26.5	21.5	52.3	37.9
Cash distributions from GTN(b)	-	-	-	-
Cash distributions from Bison(b)	-	-	-	-
Cash flows provided by Other Pipes' operating activities	12.0	14.0	25.1	25.9
	59.9	53.5	115.7	97.5
Less:
Equity earnings from unconsolidated affiliates	(37.5)	(25.3)	(76.1)	(56.2)
Other Pipes' net income	(10.0)	(9.0)	(20.5)	(18.3)
	(47.5)	(34.3)	(96.6)	(74.5)
Partnership cash flows before General Partner distributions	48.5	46.9	97.5	84.4
General Partner distributions(c)	(0.8)	(0.7)	(1.5)	(1.4)
Partnership cash flows	47.7	46.2	96.0	83.0
Cash distributions declared	(42.0)	(34.4)	(77.4)	(68.9)
Cash distributions declared per common unit(d)	$0.77	$0.73	$1.52	$1.46
Cash distributions paid	(35.4)	(34.4)	(70.8)	(68.9)
Cash distributions paid per common unit(d)	$0.75	$0.73	$1.50	$1.46

(a) Includes equity earnings from GTN and Bison from May 3, 2011, date of acquisition, to June 30, 2011.

(b) In accordance with the cash distribution policies of the respective pipeline systems, cash distributions from Great Lakes, Northern Border, GTN and Bison are based on their respective prior quarter financial results. As interests in GTN and Bison were acquired in May 2011, no distributions were received from these investments in the second quarter of 2011.

(c) General partner distributions represent the cash distributions declared to the general partner with respect to its effective two percent interest plus an amount equal to incentive distributions.

(d) Cash distributions declared per common unit and cash distributions paid per common unit are computed by dividing cash distributions, after the deduction of the general partner's allocation, by the number of common units outstanding. The general partner's allocation is computed based upon the general partner's effective two percent interest plus an amount equal to incentive distributions.

Operating Statistics

	Three months ended June 30,		Six months ended June 30,
(unaudited)	2011	2010	2011	2010
Great Lakes
Volumes:
Average throughput (million cubic feet per day)	2,201	2,130	2,544	2,132
Capital Expenditures (millions of dollars):
Maintenance	-	1.1	0.9	3.0
Growth	0.1	0.8	0.2	0.9
Northern Border
Volumes:
Average throughput (million cubic feet per day)	2,508	2,462	2,642	2,336
Capital Expenditures (millions of dollars):
Maintenance	6.9	0.2	8.6	0.9
Growth	1.2	1.1	1.9	1.1
GTN (a)
Volumes:
Average throughput (million cubic feet per day)	1,768	1,999	1,862	2,149
Capital Expenditures(c) (millions of dollars):
Maintenance	0.3	-	0.3	-
Growth	0.6	-	0.6	-
Bison (b)
Capital Expenditures(c) (millions of dollars):
Maintenance	-	-	-	-
Growth	13.2	-	13.2	-
North Baja (b)
Capital Expenditures (millions of dollars):
Maintenance	0.2	-	0.2	0.1
Growth	0.2	-	0.2	8.4
Tuscarora (b)
Capital Expenditures (millions of dollars):
Maintenance	-	0.2	-	0.2
Growth	-	0.1	-	0.1

(a) The interest in GTN was acquired on May 3, 2011. Average daily scheduled volumes for periods prior to May 3, 2011 are presented for comparative information purposes only.

(b) Average daily scheduled volumes represent volumes of natural gas, irrespective of path or distance transported, from which variable usage fee revenue is earned. Average daily scheduled volumes are not presented for Bison, North Baja and Tuscarora as cash flows and net income from these investments are primarily underpinned by long-term firm contracts and do not vary significantly with changes in utilization.

(c) Represents capital expenditures from GTN and Bison from May 3, 2011, date of acquisition, to June 30, 2011.